EXHIBIT 10.1-4

                     FIRST AMENDMENT TO LEASE

 STATE OF GEORGIA
 COUNTY OF GWINNETT

 THIS, FIRST Amendment to Lease, made and entered into this 8th day of March, 1998 by and between CROCKER REALTY, L.P., successor to Connecticut General Life Insurance Company on behalf of its Separate Account R, hereafter referred to as "Lessor" and Immucor , Inc. hereafter referred to as "Lessee";

                           WITNESSETH

 WHEREAS, Lessor and Lessee entered into a Lease Agreement dated
 February 2, 1996 for the Premises located at Suite 600 at 3130 Gateway Drive, and Suite 400, 450, and 500 at 3150 Gateway Drive, Norcross, Georgia 30071 containing 47,452 square feet (hereinafter referred to as "Lease");


 NOW THEREFORE, in consideration of the Premises, the sum of ten and no/100 dollars ($10.00) in hand paid by Lessee to Lessor, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

 1.   	EXTENSION

 In further reference to Section 2 of the Lease, the Lease shall be extended for twenty four (24) months from May 1, 2001 to April 30, 2003.

 2.   	PREMISES

 As of March 1, 1998, the Premises shall be expanded to include 6,238 rentable square feet in Suite 600 at 3150 Gateway Drive. The new size of the Premises shall be 53,690 rentable square feet.

 3.   	BASE RENT

 In further reference to Section 3 and Special Stipulation 36 of the original Lease, as of March 1, 1998 Base Rent shall be paid by Lessee to Lessor for the entire Premises (53,690 rsf) per the following schedule:

                          Base Rent Schedule

       Months                				PRSF         		Monthly	        	Annum

 3/01/98 to 4/30/98	            	6.83        		$30,558.56   		$366,702.70
 5/01/98 to 4/30/99            		7.17        		$32,079.78   		$384,957.30
 5/01/99 to 4/30/2000          		7.46        		$33,362.97	   	$400,355.59
 5/01/2000 to 4/30/2001		        7.76	        	$34,697.48   		$416,369.82
 5/01/2001 to 4/30/2002	        	8.07	        	$36,085.38   		$433,024.61
 5/01/2002 to 4/30/2003	        	8.39	        	$37,528.80		   $450,345.59


 The Base Rent payments are due without deduction, notice or set off, in advance on the first day of each month throughout the term of this Lease. The aforesaid payments of rent are to be made to Lessor at:

                           Crocker Realty, L.P.
                   c/o Crocker Realty Management, Inc.
                             433 Plaza Real
                               Suite 335
                        Boca Raton, Florida 33432

 or any other place which Lessor, from time to time might designate.




                         FIRST AMENDMENT TO LEASE
                              IMMUCOR, INC.
                                PAGE TWO


 4.   	CONDITION OF PREMISES

 Lessee accepts the Premises in "as is "condition.

 5.   	IMPROVEMENT ALLOWANCE

 Lessor shall provide an Allowance of Sixty Two Thousand Three Hundred Eighty Dollars ($62,380.00) to renovate the Premises according to the Provisions of Exhibit A.

 6.   	LIENS

 As stated in Section 16 of the Lease, in no event shall any work be done which would allow a lien to be placed against the Premises, any such lien shall create a default of Lessee under this Lease if not removed or lawfully bonded with ten (10) calendar days following Lessor's discovery thereof.

 7.   	DELETION OF SECTIONS 38 AND 39

 Section 38, Renewal Option, and Section 39, Right of First Offer, are hereby deleted from this Lease and shall be of no further force or effect.

 Except as amended hereby, The lease shall remain in full force and effect and same is hereby ratified and confirmed.

 IN WITNESS WHEREOF, the parties hereto have set their hand and seal this day and year first above written.

                                     						LESSOR:

 Signed, Sealed and delivered in the       CROCKER REALTY, L.P. a Delaware
 presence of:                            		limited partnership


                                     						BY:	CRT-GP, LLC, a Delaware
                                               limited liability company,
                                        							its sole general partner

                                    							BY:	Crocker Operating Partnership,
                                               L.P., a Delaware Limited
                                               partnership, its sol		member

                                   								BY:	Crocker Realty Trust, Inc., a
 Witness:__________________________				        Maryland corporation, its sole
                                               generl	partner

 Witness:_________________________			    		BY:_______________________
									                                  Name: Christopher L. Becker
								                                  	Title:	Vice President

							                                      			[CORPORATE SEAL]

                                     						LESSEE:

						                                     IMMUCOR, INC.

 Witness:_________________________		BY:____________________________________

                              						TITLE: ________________________________
 Witness:	________________________                 			[SEAL]